EXHIBIT 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, May 5, 2003—American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the first quarter ended March 31, 2003.

Comparing the first quarter of 2003 with the first quarter of 2002:

•	Net revenue was $39,032,000 as compared to $35,305,000.
•	Earnings from operations were $2,538,000 as compared to $2,743,000.
•	Net earnings were $1,171,000 as compared to $1,177,000.
•	Diluted net earnings per share were $0.16 in both periods.

Total revenue, including patient revenue of the Company’s affiliated dental groups which is not consolidated with the Company’s financial results, was $59,953,000 for the quarter as compared to $54,230,000 for the prior year’s same quarter. Patient revenue of the Company’s affiliated dental groups was $58,224,000 for the quarter as compared to $52,957,000 for the prior year’s same quarter. Same market revenue growth for the Company’s affiliated dental groups as measured by patient revenue was 3% for the quarter over the prior year’s first quarter.

The Company said that its first quarter results were impacted by adverse weather at several of its affiliated dental groups, increased insurance costs and other non-recurring expenses. Insurance costs for the Company increased approximately $361,000 over the prior’s years first quarter and approximately $94,000 for its affiliated dental groups.

The Company said for the quarter cash flow from operations was $2,804,000, capital expenditures were $1,151,000 and amounts paid for acquisitions and affiliations were $210,000. The Company relocated one facility and expanded two facilities for its affiliated dental groups during the quarter. The Company retired $1,416,000 of indebtedness during the quarter.

Total revenue and same market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial table for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the first quarter ended March 31, 2003, the Company will host its previously announced conference call on Tuesday, May 6, 2003 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EST Tuesday, May 13, 2003.

American Dental Partners is one of the nation’s leading business partners to dental groups. The Company is affiliated with 23 dental groups which have 173 dental facilities with approximately 1,530 operatories located in 17 states.

Note:  Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental groups have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental groups, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 (File No. 333-56941).

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2003	2002
Net revenue	$39,032	$35,305
Operating expenses:
Salaries and benefits	17,542	15,621
Lab fees and dental supplies	6,511	5,650
Office occupancy	4,930	4,405
Other operating expenses	3,611	3,247
General corporate expenses	1,580	1,428
Depreciation	1,280	1,223
Amortization of intangible assets	1,040	988

Total operating expenses	36,494	32,562

Earnings from operations	2,538	2,743
Interest expense, net	633	816

Earnings before income taxes	1,905	1,927
Income taxes	734	750

Net earnings	$1,171	$1,177

Net earnings per common share:
Basic	$0.16	$0.16

Diluted	$0.16	$0.16

Weighted average common shares outstanding:
Basic	7,266	7,202

Diluted	7,518	7,381

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$993	$844
Receivables due from affiliated dental groups	18,528	17,631
Other current assets	5,973	5,375

Total current assets	25,494	23,850
Property and equipment, net	31,507	31,925

Other non-current assets:
Goodwill, net	5,045	5,045
Intangible assets, net	82,534	83,575
Other assets	581	620

Total non-current assets	88,160	89,240

Total assets	$145,161	$145,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,202	$15,920
Current maturities of debt	1,586	1,586

Total current liabilities	17,788	17,506

Non-current liabilities:
Long-term debt	48,261	49,677
Other liabilities	10,902	10,916

Total non-current liabilities	59,163	60,593

Total liabilities	76,951	78,099

Stockholders’ equity	68,210	66,916
Commitments and contingencies

Total liabilities and stockholders’ equity	$145,161	$145,015

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended March 31,
	2003	2002	% Growth
Reconciliation of total revenue to net revenue and patient revenue same market growth(1)
Patient revenue:
Dental groups affiliated with the Company prior to 2002(2)	$54,391	$52,957	3%
Dental groups affiliated with the Company during 2002	3,833	—	—

Total	58,224	52,957	10%
Other revenue	1,729	1,273	36%

Total revenue	59,953	54,230	11%
Amounts retained by affiliated dental groups	20,921	18,925	11%

Net revenue	$39,032	$35,305	11%

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2002
		% of Total	% of Net		% of Total	% of Net
	Amount	Revenue	Revenue	Amount	Revenue	Revenue
Patient Revenue	$58,224	97.1%		$52,957	97.7%
Other revenue	1,729	2.9		1,273	2.3

Total revenue	59,953	100.0		54,230	100.0
Amounts retained by affiliated dental groups	20,921	34.9		18,925	34.9

Net revenue	39,032	65.1	100.0%	35,305	65.1	100.0%
Salaries and benefits	17,542	29.3	44.9	15,621	28.8	44.2
Lab fees and dental supplies	6,511	10.9	16.7	5,650	10.4	16.0
Office occupancy	4,885	8.1	12.5	4,405	8.1	12.5
Other operating expenses	3,656	6.1	9.4	3,247	6.0	9.2
General corporate expenses	1,580	2.6	4.0	1,428	2.6	4.0
Depreciation expense	1,280	2.1	3.3	1,223	2.3	3.5
Amortization of intangible assets	1,040	1.7	2.7	988	1.8	2.8

Total operating expenses	36,494	60.9	93.5	32,562	60.0	92.2

Earnings from operations	2,538	4.2	6.5	2,743	5.1	7.8
Interest expense, net	633	1.1	1.6	816	1.4	2.3

Earnings before income taxes	1,905	3.2	4.9	1,927	3.6	5.5
Income taxes	734	1.2	1.9	750	1.4	2.1

Net earnings	$1,171	2.0%	3.0%	$1,177	2.2%	3.3%

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental groups, for which their results of operations are not consolidated into the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.
(2)	Same market revenue excludes affiliations that occurred after April 1, 2002. Same market patient revenue is comprised of revenue of the Company’s affiliated dental groups, which are not consolidated into the Company’s financial statements. The Company believes that same market patient revenue growth is important for understanding its financial performance.